UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2005
LIN TV Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31311	05-0501252

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 22, 2005, LIN TV Corp. (the “Company”) reported the final results of its solicitation of elections from employees and non-employee directors to exchange options (the “Options”) outstanding under the Company’s Amended and Restated 2002 Stock Plan, 1998 Stock Option Plan, Sunrise Television Corp. 2002 Stock Option Plan, and Amended and Restated 2002 Non-Employee Director Stock Plan (collectively the “Company Plans”) to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), for shares of restricted class A common stock of the Company (the “Restricted Stock”) that will be granted under and subject to the Company Plans upon the terms and subject to the conditions described in the document entitled “Offer to Exchange Outstanding Stock Options,” dated November 21, 2005, as amended on December 7, 2005 (as amended, the “Offer to Exchange”), as previously filed as an exhibit to the Schedule TO filed with the Securities and Exchange Commission on November 21, 2005 and amended on December 7, 2005.
In connection with the exchange, the Company accepted for exchange Options to purchase an aggregate of 3,045,190 shares of the Company’s Common Stock. Effective December 22, 2005, the Company issued 1,015,067 shares of Restricted Stock in exchange for the Options surrendered in the offer.
The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” under the Securities Exchange Act of 1934 (“the Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act except as expressly set forth by specific reference in such a filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIN TV Corp.
Date: December 23, 2005	By:	/s/ William A. Cunningham
	Name:	William A. Cunningham
	Title:	Vice President and Controller